EXHIBIT 99.1

For Immediate Release

GLOBAL INFRASTRUCTURE PARTNERS CLOSES MEDALLION GATHERING & PROCESSING ACQUISITION

NEW YORK - October 30, 2017 - Global Infrastructure Partners (GIP) announced today that it has closed on the previously announced acquisition of Medallion Gathering & Processing, LLC (Medallion). GIP purchased Medallion from an affiliate of The Energy & Minerals Group (EMG), 51% owner, and an affiliate of Laredo Petroleum, Inc. (Laredo), 49% owner, for a cash purchase price of $1.825 billion (the Base Consideration), plus additional cash consideration that is linked to GIP’s realized profits at exit (the Additional Consideration).

All proceeds from the sale of Medallion, including the Base Consideration, subject to customary post-closing adjustments, and the Additional Consideration, if any, will be distributed 51% to EMG and 49% to Laredo. There can be no assurance as to when and whether the Additional Consideration will be funded.

Medallion will retain its name and operate as a GIP portfolio company headquartered in Irving, Texas. The leadership team will remain in their current roles and are investing alongside GIP in this transaction. Medallion Midstream 2, LLC, which includes crude oil and natural gas assets in the Delaware Basin, will continue to operate as a portfolio company of EMG.

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Global Infrastructure Partners
GIP is an independent infrastructure fund manager that combines deep industry expertise with industrial best practice operational management.  GIP’s current equity fund, Global Infrastructure Partners III, makes equity investments in high quality infrastructure assets in the energy, transport and water/waste sectors where GIP possesses deep experience and strong relationships.

The Energy & Minerals Group
EMG is the management company for a series of specialized private equity funds.  The firm was founded by John Raymond (majority owner and CEO) and John Calvert in 2006.  EMG focuses on investing across various facets of the global natural resource industry including the upstream and midstream segments of the energy complex.  EMG has approximately $15.8 billion of regulatory assets under management and approximately $10.4 billion in commitments have been allocated across the energy sector since inception.

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Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on Laredo management’s current belief, based on currently available information, as to the outcome and timing of future events.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in other filings with the Securities Exchange Commission (“SEC”). These documents are available through Laredo’s website at www.laredopetro.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

Media Contacts:

Global Infrastructure Partners
Jack Cowell
jack.cowell@global-infra.com
212-315-8133

Medallion Midstream
Meredith Hargrove Howard
meredith@m2hpr.com
210-737-4478

Laredo Petroleum
Ron Hagood
rhagood@laredopetro.com
918-858-5504

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